Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 31, 2011, is entered into by and among KIRBY CORPORATION, a Nevada corporation (the “Borrower”), each of the Banks listed on the signature pages hereto (the “Banks”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Banks (the “Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Borrower, the Banks and the Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of November 9, 2010 (as hereby amended and as from time to time further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Banks agreed to make available to the Borrower a revolving credit facility; and

WHEREAS, the Borrower has now asked the Agent and the Banks to amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and Banks are willing to do so subject to the terms and conditions set forth herein, provided that the Borrower ratifies and confirms all of its obligations under the Credit Agreement and the Loan Documents;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Amendment to Section 2.07(c).  Section 2.07(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)           As used in this Agreement and in the other Loan Documents, “Applicable Margin” means, as to Loans consisting of a single Borrowing, a rate per annum determined pursuant to the table set forth below by reference to the Borrower’s S&P Rating, Moody’s Rating or Fitch Rating (individually, a “Rating” and collectively, the “Ratings”) and the Type of Loans comprising such Borrowing, whereby (i) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this Section 2.07(c)) and the Borrower is using all commercially reasonable efforts to maintain both Ratings, then the remaining Rating shall determine the Pricing Level; (ii) if the Moody’s Rating and the S&P Rating shall differ by one level, the higher Rating shall determine the Pricing Level; (iii) if the Moody’s Rating and the S&P Rating shall differ by more than one level and the Fitch Rating is equal to the higher of the Moody’s Rating and the S&P Rating, the higher Rating shall determine the Pricing Level; (iv) if the Moody’s Rating, the S&P Rating and the Fitch Rating each shall differ by one or more levels, and the Moody’s Rating and the S&P Rating shall differ by more than one level, the Rating which is the middle Rating shall determine the Pricing Level; (v) if the Moody’s Rating and the S&P Rating shall differ by more than one level and the Fitch Rating is equal to the lower of the Moody’s Rating and the S&P Rating, the lower Rating shall determine the Pricing Level; (vi) if the Moody’s Rating and the S&P Rating shall differ by more than one level and Fitch shall not have in effect a Rating, the Rating which is one level below the higher of the Moody’s Rating and the S&P Rating shall determine the Pricing Level; and (vii) if the Moody’s Rating and the S&P Rating are the same, that Rating shall determine the Pricing Level.  Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Pricing Grid

Pricing Level	Applicable Rating	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee
Pricing Level I	Greater than or equal to BBB+/Baa1	1.250%	0.250%	0.250%
Pricing Level II	Equal to BBB/Baa2	1.500%	0.500%	0.300%
Pricing Level III	Equal to BBB-/Baa3	1.750%	0.750%	0.375%
Pricing Level IV	Equal to BB+/Ba1	2.000%	1.000%	0.450%
Pricing Level V	Less than or equal to BB/Ba2	2.250%	1.250%	0.500%	”

2.      Amendment to Section 4.15.  The last sentence of Section 4.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Neither the Borrower nor any of its Material Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any Person as the result of a Release or threatened Release of a Hazardous Material which could reasonably be expected to have a Material Adverse Effect.”

3.           Amendment to Section 5.01.  Section 5.01 of the Credit Agreement is hereby amended by adding the following immediately after clause (h) thereof:

“Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(c) (to the extent any such documents are included in materials otherwise filed with the Securities Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address www.kirbycorp.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Bank and (ii) the Borrower shall notify the Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates of a Responsible Officer required by Section 5.01(a)(ii) and Section 5.01(b)(ii) to the Agent.  Except for such certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

4.      Amendment to Section 6.05.  Section 6.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.05  Restrictions on Consolidated Subsidiaries Distributions.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement restricting the ability of any Consolidated Subsidiary to (a) pay dividends or make other distributions on the capital stock or other equity interests of such Consolidated Subsidiary or (b) make loans or advances to the Borrower or any Subsidiary of the Borrower, other than this Agreement and applicable restrictions in other agreements substantially identical to the restrictions contained in this Agreement.”

5.      Amendments to Annex A.  Annex A of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

“Fitch” means Fitch Rating Services, Inc.

“Fitch Rating” means the rating classification of the Borrower’s senior debt, classified according to risk, issued by Fitch.

6.      Conditions Precedent.  The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a)           no Default or Event of Default shall exist;

(b)           the Agent shall have received counterparts of this Amendment, duly executed by the Borrower and the Banks; and

(c)           all fees and expenses payable to the Agent and the Banks (including the fees and expenses of counsel to the Agent) accrued to date shall have been paid in full to the extent invoiced prior to the date hereof, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

7.      Ratification.  The Borrower hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents are and shall continue to be in full force and effect as amended and modified by this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim or entitlement of any of the Banks or the Agent created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained herein or therein.

8.      Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties made by it in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct in all material respects as of such earlier date, (d)  no Default or Event of Default exists under the Credit Agreement or under any Loan Document; and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

9.      Release and Indemnity.

(a)           The Borrower hereby releases and forever discharges the Agent and each of the Banks and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and the Agent, and each Bank or any of their respective directors, officers, agents, employees, attorneys or other representatives.  Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower including any such caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

(b)           The Borrower hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 9.14 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

10.      Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

11.      Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction.

12.      Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

KIRBY CORPORATION, a Nevada corporation

By:	/s/ Renato A. Castro
Renato A. Castro
Treasurer

Signature Page to First Amendment to Credit Agreement

AGENT AND BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert L. Mendoza
Name:	Robert L. Mendoza
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

BANK:

WELLS FARGO BANK, N.A.

By:	/s/ Warren R. Ross
Name:	Warren R. Ross
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

BANK:

BANK OF AMERICA, N.A.

By:	/s/ David McCauley
Name:	David McCauley
Title:	Director

Signature Page to First Amendment to Credit Agreement

BANK:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ D. Barnell
Name:	D. Barnell
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

BANK:

THE NORTHERN TRUST COMPANY

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

BANK:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Robert M. Searson
Name:	Robert M. Searson
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

BANK:

COMERICA BANK

By:	/s/ L.J. Perenyi
Name:	L. J. Perenyi
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

BANK:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Mark Wayne
Name:	Mark Wayne
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement